Exhibit 23.2
CONSENT OF UHY, LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 2, 2007, with respect to the consolidated financial statements of Solomon Technologies, Inc. for the year ended December 31, 2006.

/s/ UHY LLP

Hartford, Connecticut
May 21, 2008